Exhibit 107

Calculation of Filing Fee Tables

F-1

(Form Type)

Jyong Biotech Ltd.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Security	Proposed Maximum Aggregate Offering Price(1)	Fee Rate	Amount of Registration Fee
Fees to Be Paid	Equity	Ordinary shares, par value $0.00001 per share(2)	Rule 457(o)	—	—	$28,750,000	$0.0001476	$4,243.5
	Other	Representative’s Warrants(3)(4)	Rule 457(g)	—	—	—	—	—
	Equity	Ordinary shares issuable upon the exercise of the Representative’s Warrants, par value $0.00001 per share(4)	Rule 457(g)	—	—	$1,437,500	$0.0001476	$212.175
		Total Offering Amounts(5)				$30,187,500		$4,455.675
		Total Fee Previously Paid						0.00
		Total Fee Offsets						0.00
		New Fee Due						$4,455.675

(1)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended.

(2)	Includes ordinary shares that are issuable upon the exercise of the underwriters’ over-allotment option.

(3)	In accordance with Rule 457(g) under the Securities Act, because the Registrant’s ordinary shares underlying the Representative’s Warrants (as defined below) are registered hereby, no separate registration fee is required with respect to the warrants registered hereby.

(4)	The Registrant will issue to Joseph Stone Capital, LLC, the representative of the several underwriters, to purchase up to an aggregate of 5% of the ordinary shares sold in the offering (including any ordinary shares pursuant to the underwriters’ exercise of the over-allotment option) at an exercise price equal to 125% of the public offering price (the “Representative’s Warrants”). The Representative’s Warrants will be exercisable commencing six months from the closing of this offering and will terminate on the fifth anniversary of the commencement of sales for this offering.
(5)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), there is also being registered hereby an indeterminate number of additional ordinary shares of the Registrant as may be issuable to prevent dilution resulting from stock splits, stock dividends, stock distributions, or similar transactions.